UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported):   December 21, 2009

CITIZENS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-13222 (Commission File Number)	23-2265045 (IRS Employer Identification No.)

15 South Main Street, Mansfield, Pennsylvania 16933
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (570) 662-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On December 21, 2009, the Board of Directors of Citizens Financial Services, Inc. (the “Company”) appointed Thomas E. Freeman to the Board of Directors of the Company.  Mr. Freeman will serve on the Audit Committee and the Executive Committee of the Company.

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)           On December 21, 2009, the Board of Directors of the Company approved the following amendments to the Company’s Bylaws:

•	Revised Section 102 eliminates the sentence allowing any business that may be a proper subject for shareholder action at an annual meeting to be transacted at the meeting.
•
New Section 105 provides for the manner in which proposals for new business may be taken up at an annual meeting of shareholders and provides for advance notice requirements for shareholder proposals.  Under new Section 105, for a shareholder of the Company to make any such proposals, he or she shall give notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Company not less than 90 days nor more than 120 days prior to any such meeting; provided, however, that if less than 100 days’ notice or prior public disclosure of the date of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders or such public disclosure was made.  New Section 105 also prescribes the information a shareholder must provide to the Company when submitting a business proposal.

•
Revised Section 202 revises the advance notice requirements for shareholder nominations to conform such requirements to the new Section 105 advance notice requirements for shareholder proposals. Under revised Section 202, any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Company’s then existing Board of Directors) shall so notify the Secretary of the Company in writing not less than 90 days nor more than 120 days prior to the date of any meeting of shareholders called for the election of directors; provided, however, that if less than 100 days’ notice or prior public disclosure of the date of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders or such public disclosure was made.  This section also provides information a shareholder must include when submitting a nomination.

•
New Section 212 provides for the manner in which the Board of Directors may fill vacancies occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors.

•
New Section 213 provides for director qualifications, including not being subject to certain specified criminal and regulatory actions  and not serving as a director or officer of another financial institution that engages in business activities in the same market area as the Company or its subsidiaries.

•	Revised Section 302 provides that the Vice Chairman shall be a member of the Executive Committee.
•	Revised Section 602 clarifies that uncertificated shares may be issued to replace lost or destroyed certificates.
•	New Section 605 provides that the Board may issue uncertificated shares.

Item 9.01    Financial Statements and Exhibits.

 (d)                      Exhibits

Number	Description
                          3.2                                   Amended Bylaws of Citizens Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL SERVICES, INC.

Date: December 24, 2009	By:	/s/ Mickey L. Jones
Mickey L. Jones
Executive Vice President and Chief Financial Officer